UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On December 16, 2013, PROS, Inc. ("Acquiror"), a wholly-owned subsidiary of PROS Holdings, Inc. ("Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquiror acquired SignalDemand, Inc. ("Target") for total purchase price of US$13,500,000. Pursuant to the Merger Agreement, Target was merged with and into a wholly-owned subsidiary of Acquiror ("Merger Sub"), with SignalDemand, Inc. surviving as a wholly-owned subsidiary of Acquiror. The purchase price is subject to adjustment based on Target's net working capital amount at closing. In addition, a portion of the purchase price (US$1,500,000) was placed into escrow to secure certain post-closing indemnification obligations in the Merger Agreement.
Each of Acquiror, Merger Sub and Target made customary representations and warranties in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (c) may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Acquiror, the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates (including Acquiror).
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1, and is incorporated into this report by reference.

Item 7.01     Regulation FD Disclosure.
On December 16, 2013, the Company and SignalDemand issued a joint press release announcing the merger. This press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits
(d)         Exhibits.

10.1	Agreement and Plan of Merger, dated December 16, 2013, by and between PROS, Inc., Pandora Merger Sub Corporation, SignalDemand, Inc. and Fortis Advisors, LLC
99.1     Press Release, dated December 16, 2013, issued jointly by the Company and SignalDemand, Inc.*

*
In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Safe Harbor and Forward Looking Statements
Certain items in this report may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that expectations will be attained. Important factors that could cause actual results to differ materially from those presently expected include: the uncertainty of the acceptance of the Offer and regulatory approvals; the parties' ability to consummate the transaction; factors and risks previously and from time to time detailed in the Company’s filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: December 16, 2013
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary